Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(593,309)
Unrealized Gain (Loss) on Market Value of Futures	620,294
Dividend Income	100
Interest Income	145
Total Income (Loss)	$27,230

Expenses
General Partner Management Fees	$5,251
SEC & FINRA Registration Expense	600
Brokerage Commissions	535
NYMEX License Fee	131
Non-interested Directors' Fees and Expenses	94
Prepaid Insurance Expense	58
Other Expenses	7,139
Total Expenses	13,808
Expense Waiver	(5,827)
Net Expenses	$7,981
Net Income (Loss)	$19,249

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/12	$10,720,526
Net Income (Loss)	19,249

Net Asset Value End of Month	$10,739,775
Net Asset Value Per Unit (300,000 Units)	$35.80

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502